1 Robert W. Baird & Co.’s 2009 Growth Stock Conference May 13, 2009 Tom Folliard President & Chief Executive Officer Exhibit 99.1

Forward-Looking Statements
This presentation contains forward-looking
statements, which are subject to risks and
uncertainties. Additional discussion of factors that
could cause actual results to differ materially from
management’s projections and estimates is contained
in the CarMax, Inc. SEC filings.  The Company
disclaims any intent or obligation to update its
forward-looking statements.

3 Largest Used Car Retailer in the U.S. CarMax currently has: 100 used car superstores 46 markets In FYE 02/28/09 CarMax sold: 345,465 used vehicles 194,081 wholesale vehicles

4 Unmatched Consumer Offer Competitively low, no-haggle prices Huge selection Guaranteed quality Customer-friendly sales processes

FORTUNE
100 BEST COMPANIES TO WORK FOR® 2009

BBB
International Torch Award
For Marketplace Excellence
2008

CARMAX

Unique Culture
Founded on the principle of integrity
Well-trained, engaged associates
Culture recognized in wide variety of
awards
Fortune’s “100 Best Companies to Work For”
5 consecutive years
2008 International Torch Award for
Marketplace Excellence by the Council of
Better Business Bureaus
2009 Training Magazine “Top 125”

WHOLESALE 17%
ESP/Service 14%
FINANCE 3%
RETAIL 66%

CARMAX

Diversified Profit Base (FYE 2/28/09) Percentages represent breakdown of gross profit dollars, including CAF income 6

What Happened in FY 2009
Difficult economic conditions led to
significant drop in customer traffic
Substantial increase in gas prices drove
temporary shift in demand
Significant wholesale price depreciation
throughout the fiscal year, followed by
sharp increase at fiscal year end
Credit crunch caused ABS market to freeze

8 What Happened to CarMax Record drop in used unit sales Significantly increased CAF costs Unable to access the ABS market after July securitization

9 How CarMax Responded Suspended store growth Reduced variable expenses Managed inventory to level of sales Slowed warehouse utilization Completed a TALF-eligible securitization

10 $182.0 mm $ 59.2 mm Net earnings $2,731 $2,715 Gross profit / unit $8.20 bn $6.97 bn Revenue 3% (16)% Used unit comps FY2008 FY2009 Comparable Fiscal Year Results

11 Our Future Opportunity Competitive advantages Proprietary processes and systems Volume Flexibility Long-term growth potential

12 Finance Originations Purchasing/ Inventory Management Reconditioning Consumer Offer Competitive Advantages Well-tested Proprietary Processes & Systems

Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan

Two-Year Wholesale Price Changes
(Source: NADA Auctions – Reported by ADESA Inc)
The analysis is based on nearly seven million annual sales transactions from over 170 of the largest U.S. wholesale auto auctions, including those of ADESA as well as other auction companies.
-1200
-1000
-800
-600
-400
-200
0

2000-2007 (2 Yr Ranges) 2008-2009
Q3 FY09 Q4 FY09
-$90
-$860
-$160

14
Competitive Advantages
Volume
Sell more used cars
Monthly used unit sales/store
CarMax = 335 (FY09)
Public new car dealers = 46 (CY08)
24,000 used vehicle inventory
Customer transfers represent over 25% of sales
carmax.com and marketing efficiencies
70% of customers visit website first

15 Competitive Advantages Flexibility Adaptable to changed market conditions Ability to rapidly manage inventory and expenses Cost reduction opportunities SG&A Reconditioning initiatives

16
Our Future Opportunity
Long-term growth potential
Stores cover only 45% of population
#1 seller of used cars, but only 2% market share
for late model vehicles
First or second purchase cycle in most markets
Competitive advantages

17